EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Nuance Communications, Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated November 20, 2018, relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018.

/s/ BDO USA, LLP

Boston, Massachusetts

February 6, 2019